UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2017

Date of Report

(Date of earliest event reported)

IWEB, Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-3149295
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification
organization)	No.)

121/34, RS Tower, 8th Floor
Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District,
Bangkok, Thailand
(Address of principal executive offices)

Registrant’s telephone number, including area code: +662-248-2436

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (“Current Report”) filed by IWEB, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements and the related notes that are filed herein.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2017, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Enigma Technology International Corporation, a British Virgin Islands company, (“Enigma BVI”), and all the shareholders of Enigma BVI, namely, Ratanaphon Wongnapachant, Chanikarn Lertchawalitanon, and S-Mark Co. Ltd. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Enigma BVI in exchange for the issuance to the Shareholders of an aggregate of 63,000,000 restricted shares of our common stock (the “Reverse Merger”) delivered on the Closing Date of the Reverse Merger (the “Closing Shares”). The Reverse Merger will close on May 15, 2017. Immediately after the closing of the Reverse Merger, we will have a total of 75,000,000 issued and outstanding shares of common stock, 63,000,000 of which are held by the Shareholders. As a result of the Reverse Merger, Enigma BVI is now our wholly-owned subsidiary of the Company. Effective upon closing of the Reverse Merger, Wai Hok Fung resigned as the Chairman of the Board of the Directors (the “Board”) and Chief Executive Officer (“CEO”) of the Company and Mr. Ratanaphon Wongnapachant was appointed as the Chairman and a director of the Board and as CEO of the Company. In addition, Ms. Wai Lung Yee and Mr. Cheng Kim Sing resigned as directors of the Board and Mr. Bodin Kasemset was appointed as a new director of the Board. Mr. Cheng continues to serve as the Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company and Mr. Wai continues to serve as a board member and the President of the Company. There were no disagreements between Ms. Wai, Mr. Cheng and the Company.

In connection with the transactions contemplated by the Share Exchange Agreement, the Company and Mr. Wai entered into a Repurchase Agreement, dated May 14, 2017, pursuant to which the Company purchased 39,495,000 shares of the Company’s common stock (the “Repurchase Shares”) from Mr. Wai for a total purchase price of $1.00, effective immediately prior to the consummation of the Share Exchange Agreement. The Repurchase Shares were held as treasury shares and issued to the Shareholders pursuant to the Share Exchange Agreement.

The Shareholders are not U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and they acquired our shares in the Reverse Merger outside of the United States. In issuing these securities to the Shareholders, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the offering of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified that he/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on May 15, 2017, we acquired all the issued and outstanding shares of Enigma BVI pursuant to the Share Exchange Agreement and Enigma BVI became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Enigma BVI is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Enigma BVI have been brought forward at their book value and no goodwill has been recognized. As a result of the acquisition of all the issued and outstanding shares of Enigma BVI, we have now assumed Enigma BVI’s business operations as our own.

BUSINESS

Historical Development

We were incorporated in the State of Nevada on February 17, 2015. We are an IT services company that currently designs web sites for clients, manages advertising campaigns and is in the process of developing and becoming a provider of better search engine optimization (“SEO”) software and techniques to smaller clients.

The primary operations of the business are providing high impact internet marketing strategies to internet-based businesses and people seeking to create websites. We also intend to develop services that will seek to place customers’ website in search engine rankings for selected keywords that describe the product or service offered by the customer. This is a highly technical strategy that involves the use of algorithms for relevant content. We currently provide customers with the web application development services for many different computing needs. The focus of these services is the development of websites using different types of technology templates such as: HTML, Word Press, Web templates and Joomla.

On December 12, 2016, 49,995,000 shares of the common stock of the Company, representing 97.08% of the Company’s then issued and outstanding shares of common stock, were sold by Dmitriy Kolyvayko in a private transaction to Mr. Wai Hok Fung (the “Transaction”) for an aggregate purchase price of $380,000. In connection with the Transaction, Mr. Kolyvayko released the Company from certain liabilities and obligations arising out of his service as a director and officer of the Company.

As a start–up company, the Company had limited operating revenues through December 31, 2016. The revenue was generated from clients’ payments for the performance of website development services. The Company is currently devoting substantially all of its present time to the performance of work for, and development of a potential joint project with, Unusual Concepts, a Norwegian corporation.

Enigma Technology International Corporation (“Enigma BVI”) is a holding company incorporated under the laws of British Virgin Islands on February 22, 2017. Enigma BVI conducts its business through its variable interest entity, Digiwork (Thailand) Co., Ltd. (“Digiwork” or “VIE”), a company incorporated in Thailand on November 24, 2016 with registered capital of Thai Baht (“THB”) 5,000,000. Digiwork is an operating vehicle which is a joint venture company by two Thai shareholders and one Korean shareholder. Digiwork Korea, a 100% wholly owned subsidiary of the Korean shareholder of Enigma BVI, S-Mark Co., Ltd. which is a listed company in Korea, provides licenses of various coding technologies to Digiwork for the operation in seven countries: Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar.

In the first quarter of 2017, Digiwork signed two service contracts with two entities for coding services. Deposits of THB3.6 million have been received as of March 31, 2017 and the initial phase of the services has been completed as of May 15, 2017.

The following diagram illustrates our current corporate structure:

Contractual Arrangements with Digiwork (Thailand) Co., Ltd.

Due to legal restrictions in Thailand on foreign ownership of Thai corporations, we currently conduct the coding business through Digiwork, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over Digiwork;

•	receive substantially all of the economic benefits of Digiwork; and

•	have an exclusive option to purchase all or part of the equity interests in Digiwork, when and to the extent permitted by Thai law.

As a result of these contractual arrangements, we have become the primary beneficiary of Digiwork, and we treat Digiwork as our variable interest entity under U.S. GAAP. We have consolidated the financial results of Digiwork in our consolidated financial statements in accordance with U.S. GAAP.

The following is a simplified illustration of the ownership structure and contractual arrangements that we have in place for Digiwork and a summary of the currently effective contractual arrangements by and among Enigma Technology International Corporation, our consolidated variable interest entity, Digiwork (Thailand) Co., Ltd., and the shareholders of Digiwork (Thailand) Co., Ltd.

Pursuant to an Exclusive Technology Consulting and Service Agreement, dated as of May 15, 2017, Enigma BVI agreed to act as the exclusive consultant of Digiwork and provide technology consulting and services to Digiwork. In exchange, Digiwork agreed to pay Enigma BVI a technology consulting and services fee, the amount of which is decided by Enigma BVI on the basis of the work performed and commercial value of the services and the fee amount to be equivalent to the amount of net profit before tax of Digiwork on quarterly basis, provided that the minimum amount of which will be no less than THB30,000 (approximately USD $841) per quarter. Without the prior written consent of Enigma BVI, Digiwork may not accept the same or similar technology consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be Enigma BVI’s sole and exclusive rights. The term of this agreement will expire on May 15, 2027 and may be extended unilaterally by Enigma BVI with Enigma BVI's written confirmation prior to the expiration date. Digiwork cannot terminate the agreement early unless Enigma BVI commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up;

Pursuant to an Exclusive Purchase Option Agreement, dated as of May 15, 2017, the shareholders of Digiwork granted to Enigma BVI and any party designated by Enigma BVI the exclusive right to purchase at any time during the term of this agreement all or part of the equity interests in Digiwork, or the “Equity Interests,” at a purchase price equal to the registered capital paid by the shareholder of Digiwork for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law;

Pursuant to powers of attorney executed by each of the shareholders of Digiwork, such shareholders irrevocably authorized any person appointed by Enigma BVI to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of Digiwork’s shareholders, disposing of all or part of the shareholder's equity interest in Digiwork, and electing, appointing or removing directors and executive officers. The person designated by Enigma BVI is entitled to dispose of dividends and profits on the equity interest subject to the instructions of the shareholder. Each power of attorney will remain in force for so long as the shareholder remains a shareholder of Digiwork. Each shareholder has waived all the rights which have been authorized to Enigma BVI’s designated person under each power of attorney;

Pursuant to equity pledge agreements, each of the shareholders of Digiwork pledged all of the Equity Interests to Enigma BVI to secure the full and complete performance of the obligations and liabilities on the part of Digiwork and each of its shareholders under this and the above contractual arrangements. If Digiwork or the shareholders of Digiwork breach their contractual obligations under these agreements, then Enigma BVI, as pledgee, will have the right to dispose of the pledged Equity Interests. The shareholders of Digiwork agree that, during the term of the equity pledge agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that Enigma BVI’s rights relating to the equity pledge should not be prejudiced by the legal actions of the shareholders, their successors or their designees. During the term of the equity pledge, Enigma BVI has the right to receive all of the dividends and profits distributed on the pledged equity. The equity pledge agreements will terminate on the second anniversary of the date when Digiwork and the shareholders of Digiwork have completed all their obligations under the contractual agreements described above.

In the opinion of MVP International Law Office & Associates Co., Ltd, our Thailand legal counsel:

•	the ownership structure of our variable interest entity in Thailand does not and will not violate any applicable Thailand law, regulation, or rule currently in effect; and

•	the contractual arrangements among Enigma BVI, Digiwork, and the shareholders of Digiwork governed by Thailand laws are valid, binding and enforceable in accordance with their terms and applicable Thailand laws, rules, and regulations currently in effect, and will not violate any applicable Thailand law, regulation, or rule currently in effect.

However, we have been further advised by our Thailand legal counsel, MVP International Law Office & Associates Co., Ltd, that there are substantial uncertainties regarding the interpretation and application of current and future Thai laws, rules and regulations. Accordingly, the Thailand regulatory authorities may, in the future, take a view that is contrary to the opinion of our Thai legal counsel. We have been further advised by our Thai legal counsel that if the Thai government finds that the agreements that establish the structure for operating our coding business do not comply with Thailand government restrictions on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors — Risks Related to Our Corporate Structure.”

Business Strategy

Digiwork was set up pursuant to a joint business agreement among its shareholders (“JBA”) on August 4, 2016, as amended and restated on March 31, 2017. Pursuant to the JBA, Digiwork is obligated to pay a total of $10,000,000 to a shareholder of Digiwork, namely Digiwork Co., Ltd. (“Digiwork Korea”, a 100% wholly owned subsidiary of a 40% shareholder of the Company). As the consideration for such payments, Digiwork Korea agrees to provide research and development services to Digiwork for a period of five years commencing from March 31, 2017. Digiwork currently has 20 full time employees, among which 12 are technicians and 8 are administrative staffs.

Digiwork Korea also agrees to provide/grant Digiwork full and exclusive licenses of any new launches, developments, improvements and any other intellectual property rights so developed by Digiwork Korea. The territories for such licenses are Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar.

Digiwork was authorized by Digiwork Korea to be an official licensee and distributor of its technology exclusively in Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar, and the authorization covers all four categories of Digiwork Korea’s coding technology: image, audio, web and security coding. This technology enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize, and to which they can react.

Digiwork is a technology development and services provider specializing in coding services in various industries and markets. Digiwork enables enterprises to give invisible digital identities to media and objects that various computer devices can sense and recognize and to which they can react. Our coding technology provides the means to infuse persistent digital information, perceptible only to computers and digital devices, into all forms of media content. Our coding technology permits computers and digital devices including smartphones, tablets, industrial scanners and other computer interfaces to quickly identify relevant data from vast amounts of media content. We focus on four coding technologies:

Image coding technology,

Audio coding technology,

Web coding technology, and

Security coding technology

Image Coding Technology

Digiwork’s image coding technology encrypts important information to be printed invisibly, which can only be scanned and perceived by using Digiwork application. By using the existing printing method, this technology does not require any special paper or ink, which means no extra cost. This technology can also bring innovation to information transfer and security solutions. Our customers can put more than 10 kinds of codes on 1 sheet of A4 paper and by placing encrypted codes; various type of information including linked address of the website can be coded in any promotional items like banner, paper, and pictures and the information can be freely changed.

Audio Coding Technology

Digiwork’s Sound Recognition Technology has opened a new technological prospect. This new innovative technology puts digital code to sound within audible range to provide information through sound. Digiwork’s sound recognition technology clearly distinguishes itself from existing technology that transfers information using high and low frequency. Our technology inserts information to audible frequency, which means wider application and high practicality. Information can be provided quickly and, unlike other sound recognition system, it is undisturbed by surrounding noise. Therefore, it can be applied in areas that are close to one’s lifestyle, such as the news, TV programming and advertisements.

Web Coding Technology

Digiwork’s web coding is applicable to webpage and TV screens. Our technology can make ticket reservation and other event activities easier and more convenient. It also makes it possible to participate in surveys while watching the news and other TV programs, enabling the viewers to easily and quickly partake at the comfort of their own home. Digiwork’s technologies connect mobile devices to IoT (Internet of Things) at zero cost, and grant access to big data through the gathering of consumer scan statistics.

Security Coding Technology

The image scanning technology with security by Digiwork can certify the authenticity of products. Unlike QR code, Digiwork’s image scanning technology cannot be replicated, and by adding security, we have created the safest and surest technology that is also widely applicable. Going beyond documents, it can be applied to any printable objects such as glass and plastic to provide information and certify authenticity. Consumers can make safe purchases by using the app to scan the product packaging or the coded image on the product logo, or using the sound recognition system to confirm the authenticity of the store. Our security code technology can protect companies from counterfeit products and enable consumers to buy certified products quickly and conveniently.

As of now there are no competing technologies existing in our authorized territories, however, old technologies like QR code remains as our primary competitor. We need to convince customers that our technology is more advanced and will replace QR code in the near future.

We provide tailor-made coding technological solutions to various commercial entities in different markets. Our technologies enable companies to give digital identity or information through various media like music, movies, television broadcasts, images and printed materials. The wide range application of the above four technologies can provide improved media rights, asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer experiences.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to the Company’s securities. The statements contained in, or incorporated herein, that are not historic facts are forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward looking statements. The risks and uncertainties described below are not the only risks and uncertainties facing us. Additional risks not currently known to us or that we currently believe are immaterial may also impair our operating results, financial condition, and liquidity. Our business is also subject to general risks and uncertainties that affect many other companies. For purposes of this section, references to our business include the business of our wholly-owned subsidiary and VIE. The risks discussed below are not presented in order of importance or probability of occurrence.

Risks Related to Our Business

We have a history of losses and we may not achieve or sustain profitability, particularly if we were to lose large contracts.

Digiwork is newly formed on November 24, 2016. As of December 31, 2016, there was no revenue generated from the operation and the company is still in developing stage. In the first quarter of 2017, Digiwork signed two service contracts with two entities for coding services. Deposits of THB3.6 million have been received as of March 31, 2017 and the initial phase of the services has been completed as of May 15, 2017.. Digiwork has incurred net losses from inception. Digiwork's accumulated deficit was $112,405 as of December 31, 2016. Although we anticipate that Digiwork will be a profitable company, in order to achieve sustained profitability we will need to generate revenue from coding techolnogies. Achieving sustained profitability will depend upon a variety of factors, including the extent to which we may be required to increase the size of our workforce in order to execute our business strategy and capitalize on new opportunities. In addition, we will evaluate our strategy and market opportunities on an ongoing basis and will adjust our approach to market conditions from time to time. Finally, various adverse developments, including the loss of contracts or cost overruns on our existing contracts, could have a negative effect on our revenue or our margins. Accordingly, increases in our expenses may not be offset by revenue generated and as a result we may not be able to achieve or sustain profitability.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements included in this report include an explanatory paragraph that indicates that they were prepared assuming that we would continue as a going concern.  As discussed in Note 3 to the financial statements included with this report, we had accumulated deficit from net losses as of December 31, 2016. These conditions raise substantial doubt about our ability to continue as a going concern.  The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. There can be no assurance that we will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The majority of our revenue is subject to commercial contracts and development of new markets that may involve unpredictable delays and other unexpected changes, which might limit our actual revenue in any given quarter or year.

We will derive substantial portions of our revenue from commercial contracts tied to development schedules or development of new markets, which could shift for months, quarters or years as the needs of our customers and the markets in which they participate change. Commercial customers also face budget pressures that introduce added uncertainty. Any shift in development schedules, the markets in which we participate, or customer procurement processes, which are outside our control and may not be predictable, could result in delays in bookings forecasted for any particular period, could affect the predictability of our quarterly and annual results, and might limit our actual revenue in any given quarter or year, resulting in reduced and less predictable revenue and adversely affecting profitability.

The market for our products is highly competitive and alternative technologies or larger companies may undermine, limit or eliminate the market for our products' technologies, which would decrease our revenue and profits.

The markets in which we compete for business are intensely competitive and rapidly evolving. We expect competition to continue from both existing competitors and new market entrants. We face competition from other companies and from alternative technologies. Because the market solutions based on our technologies are still in an early stage of development, we also may face competition from unexpected sources.

Alternative technologies that may directly or indirectly compete with particular applications of our watermarking technologies include:

• Encryption—securing data during distribution using a secret code so it cannot be accessed except by authorized users;

• Containers—inserting a media object in an encrypted wrapper, which prevents the media object from being duplicated and is used for content distribution and transaction management;

• DataGlyphs®—a slightly visible modification of the characteristics of an image or document that is machine-readable;

• Scrambled Indicia®—an optical refraction-based data-hiding technique that is inserted into an image and can be read with a lens;

• Traditional anti-counterfeiting technologies—a number of solutions used by many enterprises (and that compete for budgetary outlays) designed to deter counterfeiting, including traditional barcode, QR code, laser printing etc;

• Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, which is being used in photo identification credentials, labels and tags;

• Internet technologies—numerous existing and potential Internet access and search methods are competitive with Digiwork (Thailand);

• Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to identify an image or track, or authenticate the image or track;

• Smart cards—badges and cards including a semiconductor memory and /or processor used for authentication and related purposes; and

• Bar codes or QR codes—data-carrying codes, typically visible in nature (but may be invisible if printed in ultraviolet- or infrared responsive inks).

In the competitive environment in which we operate, product generation, development and marketing processes relating to technology are uncertain and complex, requiring accurate prediction of demand as well as successful management of various development risks inherent in technology development. In light of these dependencies, it is possible that failure to successfully accommodate future changes in technologies related to our technologies could have a long-term effect on our growth and results of operations.

New developments are expected to continue, and we do not assure you that discoveries by others, including current and potential competitors, will not render our services and products noncompetitive. Moreover, because of rapid technological changes, we may be required to expend greater amounts of time and money than anticipated to develop new products and services, which in turn may require greater revenue streams from these products and services to cover developmental costs. Many of the companies that compete with us for some of our business, as well as other companies with whom we may compete in the future, are larger and may have greater technical, financial, marketing, and political resources than we do. These resources could enable these companies to initiate severe price cuts or take other measures in an effort to gain market share or otherwise impede our progress. We do not assure you that we will be able to compete successfully against current or future participants in our market or against alternative technologies, or that the competitive pressures we face will not decrease our revenue and profits in the future.

We depend on our management and key employees for our future success. If we are not able to retain, hire or integrate these employees, we may not be able to meet our commitments.

Our success depends to a significant extent on the performance and continued service of our management and our intellectual property team. The loss of the services of any of these employees could limit our growth or undermine customer relationships.

Due to the high level of technical expertise that our industry requires, our ability to successfully develop, market, sell, license and support our products, services, and intellectual property depends to a significant degree upon the continued contributions of our key personnel in engineering, sales, marketing, operations, legal and licensing, many of whom would be difficult to replace. We believe our future success will depend in large part upon our ability to retain our current key employees and our ability to attract, integrate and retain these personnel in the future. It may not be practical for us to match the compensation some of our employees could garner at other employment. In addition, we may encounter difficulties in hiring and retaining employees because of concerns related to our financial performance. These circumstances may have a negative effect on the market price of our common stock, and employees and prospective employees may factor in the uncertainties relating to our stability and the value of any equity-based incentives in their decisions regarding employment opportunities and decide to leave our employ. Moreover, our business is based in large part on patented technology, which is unique and not generally known. New employees require substantial training, involving significant resources and management attention. Competition for experienced personnel in our business can be intense. If we do not succeed in attracting new, qualified personnel or in integrating, retaining and motivating our current personnel, our growth and ability to deliver products and services that our customers require may be hampered. Although our employees generally have executed agreements containing non-competition clauses, we do not assure you that a court would enforce all of the terms of these clauses or the clauses generally. If these clauses were not fully enforced, our employees could be able to freely join our competitors. Although we generally attempt to control access to and distribution of our proprietary information by our employees, we do not assure you that the confidential nature of our proprietary information will be maintained in the course of such future employment. Any of these events could have a material adverse effect on our financial and business prospects.

If leading companies in our industry or standard-setting bodies or institutions downplay, minimize, or reject the use of our technologies, deployment may be slowed and we may be unable to achieve revenue growth, particularly in the media and entertainment sectors.

Many of our business endeavors, such as our development of intellectual property in support of audio and video copy-control applications, can be impeded or frustrated by larger, more influential companies or by standard-setting bodies or institutions downplaying, minimizing or rejecting the value or use of our other technologies. A negative position by these companies, bodies or institutions, if taken, may result in obstacles for us that we would be incapable of overcoming and may block or impede the adoption of digital coding, particularly in the media and entertainment market. In addition, potential customers in the media and entertainment industry may delay or reject initiatives that relate to deployment of our technologies. Such a development would make the achievement of our business objectives in this market difficult or impossible.

If we are unable to respond to regulatory or industry standards effectively, or if we are unable to develop and integrate new technologies effectively, our growth and the development of our products and services could be delayed or limited.

Our future success will depend in part on our ability to enhance and improve the responsiveness, functionality and features of our products and services, and those of our business partners, in accordance with regulatory or industry standards. Our ability to remain competitive will depend in part on our ability to influence and respond to emerging industry and governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to such standards effectively, our growth and the development of certain products and services could be delayed or limited.

Our market is characterized by new and evolving technologies. The success of our business will depend on our ability to develop and integrate new technologies effectively and address the increasingly sophisticated technological needs of our customers in a timely and cost effective manner. Our ability to remain competitive will depend in part on our ability to:

•	enhance and improve the responsiveness, functionality and other features of the products and services we offer or plan to offer;

•	continue to develop our technical expertise; and

•	develop and introduce new services, applications and technologies to meet changing customer needs and preferences and to integrate new technologies.

We cannot assure you that we will be successful in responding to these technological and industry challenges in a timely and cost-effective manner. If we are unable to develop or integrate new technologies effectively or respond to these changing needs, our margins could decrease, and our release of new products and services and the deployment of our coding technology could be adversely affected.

We may need to retain additional employees or contract labor in the future in order to take advantage of new business opportunities arising from increased demand, which could impede our ability to achieve or sustain profitability.

We have staffed our company with the intent of achieving and sustaining profitability. Our current staffing levels could affect our ability to respond to increased demand for our services. In addition, to meet any increased demand and take advantage of new business opportunities in the future, we may need to increase our workforce through additional employees or contract labor, which would increase our costs. If we experience such an increase in costs, we may not succeed in achieving or sustaining profitability.

We are dependent on the licenses granted by our Korean joint venture partner and their R&D efforts, and our future growth will depend to some extent on our successful implementation of our technology in solutions provided by our Korean joint venture party, S-Mark Co Ltd.

Our business and strategy rely substantially on deployment of our technologies licensed and research and development provided by our Korean joint venture party, S-Mark Co Ltd because the coding technologies are owned by Digiwork Korea, a 100% owned subsidiary of S-Mark Co Ltd. Although Digiwork Korea agrees to provide existing coding technologies to Digiwork pursuant to the executed Amended and Restated Joint Business Agreement, S-Mark Co Ltd. and Digiwork Korea may not provide or even may not be able to develop any new or updated coding technologies to Digiwork, which could harm our business and competitive position and make us lost in competition environment.

Any delay or failure to pay R&D fees to Digiwork Korea could adversely affect our profitability and slow our growth.

Pursuant to the Joint Business Agreement, we are obligated to pay a total of $10,000,000 to Digiwork Korea on or before December 31, 2017 although the final $5.9 million payment will be not be due until Digiwork accumulates enough profit for such payment. As the consideration for such payments, Digiwork Korea agrees to provide research and development services to Digiwork for a period of five years commencing from March 31, 2017. As of December 31, 2016, we had a cash balance of less than $1,000. Our ability to pay Digiwork Korea is dependent on improving our profitability, additional debt financing, loans from existing directors and shareholders and private placements of capital stock for additional funding. However, we cannot assure you that we will be able to obtain short-term financing, or that sources of such financing, if any, will continue to be available, and if available, that they will be on terms favorable to us. Any delay or failure to pay Digiwork Korea may adversely affect our R&D efforts which in turn affect our profitability and slow our growth.

The loss of international customers or the failure to find new international customers could adversely affect our profitability and slow our growth.

We believe that revenue from sales of products and services to commercial customers outside the Thailand could represent a growing percentage of our total revenue in the future. Pursuant to the Amended and Restated Joint Business Agreement, Digiwork may launch the coding technologies services in seven countries, Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar. International sales and services are subject to a number of risks that can adversely affect our sales of products and services to customers outside of Thailand, including the following:

• changes in foreign government regulations and security requirements;

• export license requirements, tariffs and taxes;

• trade barriers;

• difficulty in protecting intellectual property;

• difficulty in collecting accounts receivable;

• currency fluctuations;

• longer payment cycles than those for customers in Thailand;

• difficulty in managing foreign operations; and

• political and economic instability.

We do not have an extensive operational infrastructure for international business. We generally depend on local or international business partners and subcontractors for performance of substantial portions of our business. These factors may result in greater risk of performance problems or of reduced profitability with respect to our international programs in these markets. In addition, if foreign customers terminate or delay the implementation of our products and services, it may be difficult for us to recover our potential losses.

We are exposed to currency exchange fluctuations and do not engage in foreign currency hedging transactions. We may in the future choose to limit our exposure by the purchase of forward foreign exchange contracts, collared options, currency swap agreements or through similar hedging strategies. No currency hedging strategy, however, can fully protect against exchange-related losses.

We are planning to establish local technology supporting team in different countries for promoting the coding services in domestic market and also provide technical support there. However, such local teams in different countries may significantly increase our operating costs and may have negative impact on our profits.

The terms and conditions of our contracts could subject us to damages, losses and other expenses if we fail to meet delivery and other performance requirements.

Our service contracts typically include provisions imposing (i) development, delivery and installation schedules and milestones, (ii) customer acceptance and testing requirements and (iii) other performance requirements. To the extent these provisions involve performance over extended periods of time, risks of noncompliance may increase. Companies operating in these industries often experience delays in system implementation, timely acceptance of programs, concerns regarding program performance and other contractual disputes. Any failure to meet contractual milestones or other performance requirements as promised, or to successfully resolve customer disputes, could result in us incurring liability for damages, as well as increased costs, lower margins, or compensatory obligations in addition to other losses, such as harm to our reputation. Any unexpected increases in costs to meet our contractual obligations or any other requirements necessary to address claims and damages with regard to our customer contracts could have a material adverse effect on our business and financial results.

Our products could have unknown defects or errors, which may give rise to claims against us, divert application of our resources from other purposes or increase our project implementation and support costs.

Products and services as complex as those we offer or develop may contain undetected defects or errors. Furthermore, we anticipate providing complex implementation, integration, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of our products and services. Despite testing, defects or errors in our products and services may occur, which could result in delays in the development and implementation of products and systems, inability to meet customer requirements or expectations in a timely manner, loss of revenue or market share, increased implementation and support costs, failure to achieve market acceptance, diversion of development resources, injury to our reputation, increased insurance costs, increased service and warranty costs and warranty or breach of contract claims. Although we attempt to reduce the risk of losses resulting from warranty or breach of contract claims through warranty disclaimers and liability limitation clauses in our sales agreements when we can, these contractual provisions are sometimes not included and may not be enforceable in every instance. If a court refuses to enforce the liability-limiting provisions of our contracts for any reason, or if liabilities arose that were not contractually limited or adequately covered by insurance, the expense associated with defending these actions or paying the resultant claims could be significant.

The security systems used in our product and service offerings may be circumvented or sabotaged by third parties, which could result in the disclosure of sensitive information or private personal information or cause other business interruptions that could damage our reputation and disrupt our business.

Our business relies on computers and other information technologies, both internal and at customer locations. The protective measures that we use may not prevent security breaches, and failure to prevent security breaches may disrupt our business, damage our reputation, and expose us to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from these events.

In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. Any protection or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

We are subject to risks encountered by companies developing and relying upon new technologies, products and services for substantial amounts of their growth or revenue.

Our business and prospects must be considered in light of the risks and uncertainties to which companies with new and rapidly evolving technologies, products and services are exposed. These risks include the following:

• we may be unable to develop sources of new revenue or sustainable growth in revenue because our current and anticipated technologies, products and services may be inadequate or may be unable to attract or retain customers;

• the intense competition and rapid technological change in our industry could adversely affect the market's acceptance of our existing and new products and services; and

• we may be unable to develop and maintain new technologies upon which our existing and new products and services are dependent in order for our products and services to be sustainable and competitive and in order for us to expand our revenue and business.

Some of our key technologies and solutions are in the development stage. Consequently, products incorporating these technologies and solutions are undergoing technological change and are in the early stage of introduction in the marketplace. Delays in the adoption of these products or adverse competitive developments may result in delays in the development of new revenue sources or the growth in our revenue. In addition, we may be required to incur unanticipated expenditures if product changes or improvements are required. Additionally, new industry standards might redefine the products that we are able to sell, especially if these products are only in the prototype stage of development. If product changes or improvements are required, success in marketing these products by us and achieving profitability from these products could be delayed or halted. We also may be required to fund any changes or improvements out of operating income, which could adversely affect our profitability.

We may not be able to protect adequately our intellectual property, and we may be subject to infringement claims and other litigation, which could adversely affect our business.

Our success depends in part on our licensed technologies. To protect our intellectual property portfolio, we rely on a combination of trademark and trade secret rights, confidentiality procedures and licensing arrangements. Unlicensed copying and use of our intellectual property or infringement of our intellectual property rights result in the loss of revenue to us.

We face risks associated with our intellectual property rights, including the potential need from time to time to engage in significant legal proceedings to enforce our intellectual property rights, the possibility that the validity or enforceability of our intellectual property rights may be denied, and the possibility that third parties will be able to compete against us without infringing our intellectual property rights. Budgetary concerns may cause us not to file, or continue, litigation against known infringers of our intellectual property rights, or may cause us not to file for, or pursue, intellectual property protection for all of our inventive technologies in jurisdictions where they may have value. Some governmental entities that might infringe our intellectual property rights may enjoy sovereign immunity from such claims. If we fail to protect our intellectual property rights and proprietary technologies adequately, if there are changes in applicable laws that are adverse to our interests, or if we become involved in litigation relating to our intellectual property rights and proprietary technologies or relating to the intellectual property rights of others, our business could be seriously harmed because the value ascribed to our intellectual property could diminish and result in a lower stock price or we may incur significant costs in bringing legal proceedings against third parties who are infringing our intellectual property rights.

Effective protection of intellectual property rights may be unavailable or limited. Intellectual property protection throughout the world is generally established on a country-by-country basis. We do not assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technologies, duplicate our services or design around any of our patents or other intellectual property rights.

As more companies engage in business activities relating to digital coding, and develop corresponding intellectual property rights, it is increasingly likely that claims may arise which assert that some of our products or services infringe upon other parties' intellectual property rights. These claims could subject us to costly litigation, divert management resources and result in the invalidation of our intellectual property rights. These claims may require us to pay significant damages, cease production of infringing products, terminate our use of infringing technologies or develop non-infringing technologies. In these circumstances, continued use of our technologies may require that we acquire licenses to the additional intellectual property that is the subject of the alleged infringement, and we might not be able to obtain these licenses on commercially reasonable terms or at all. Our use of protected technologies may result in liability that threatens our continuing operation.

Some of our contracts include provisions regarding our non-infringement of third-party intellectual property rights. As deployment of our technology increases, and more companies enter our markets, the likelihood of a third party lawsuit resulting from these provisions increases. If an infringement arose in a context governed by such a contract, we may have to refund to our customer amounts already paid to us or pay significant damages, or we may be sued by the party allegedly infringed upon. Compliance with any such contract provisions may require that we pursue litigation where our costs exceed our likely recovery.

As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, directors, consultants and corporate partners, and attempt to control access to and distribution of our technologies, solutions, documentation and other proprietary information. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technologies, solutions or other proprietary information or independently develop similar technologies, solutions or information. The steps that we have taken to prevent misappropriation of our solutions, technologies or other proprietary information may not prevent their misappropriation, particularly outside Thailand where laws or law enforcement practices may not protect our proprietary rights as fully as in Thailand.

We cannot assure that our internal controls and procedures will succeed in achieving their stated goals under all potential future conditions, regardless of how remote.

We have deployed significant resources to design, implement, and maintain effective internal controls and procedures, including disclosure controls and procedures. Although our internal controls and procedures are designed to provide reasonable assurance of achieving their objectives, the design of any system of controls is based in part upon various assumptions about the likelihood of future events, and we do not assure you that our system will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. Any failure to maintain adequate controls or to adequately implement required new or improved controls could harm our operating results or cause us to fail to meet our reporting obligations in a timely and accurate manner.

If our revenue models and pricing structures relating to products and services that are under development do not gain market acceptance, the products and services may fail to attract or retain customers and we may not be able to generate new or sustain existing revenue.

Some of our business involves embedding digital watermarks in traditional and digital media, including identification documents, secure documents, audio, video and imagery. Our revenue stream is based primarily on a combination of development, consulting, subscription and license fees from copyright protection, counterfeit deterrence and advertisement applications. We have not fully developed revenue models for some of our future digital coding applications. Because some of our products and services are not yet well-established in the marketplace, and because some of these products and services will not directly displace existing solutions, we cannot be certain that the pricing structure for these products and services will gain market acceptance or be sustainable over time or that the marketing for these products and services will be effective.

While we currently have no claims, litigation or regulatory actions filed or pending by or against us, future claims, litigation or enforcement actions could arise, and any obligation to pay a judgment or damages could materially harm our business or financial condition.

From time to time, Digiwork may be engaged in litigation and incurred significant costs relating to these matters. The inherent uncertainties of litigation, and the ultimate cost and outcome of litigation cannot be predicted. We will carry director and officer liability insurance and other insurance policies that provide protection against various liabilities relating to claims against us and our executive officers and directors up to prescribed policy limits. If these policies do not adequately cover expenses and liabilities relating to future lawsuits, our financial condition could be materially harmed. In addition, if this insurance coverage becomes unavailable to us or premiums increase significantly in the future, it could make it more difficult for us to retain and attract officers and directors and could expose us to potentially self-funding certain future liabilities ordinarily mitigated by director and officer liability insurance.

Risks Relating to our VIE Structure

If the Thailand government deems that the contractual arrangements in relation to our VIE do not comply with Thailand regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership in Thailand is subject to restrictions under current Thai laws and regulations. For example, foreign investors are generally not allowed to own more than 50% of the equity interests in a Thai company.

We are a U.S. company. To comply with Thai laws and regulations, we conduct such business activities through Digiwork, a Thai VIE of ours. Digiwork is 57% owned by Mr. Ratanaphon Wongnapachant, our chairman and chief executive officer, 3% owned by Ms. Chanikarn Lertchawalitanon, our director, and 40% owned by S-Mark Co. Ltd. Mr. Ratanaphon Wongnapachant and Ms. Chanikarn Lertchawalitanon are Thai citizens. We entered into a series of contractual arrangements with of our VIE and its respective shareholders, which enable us to:

•	exercise effective control over our VIE;

•	receive substantially all of the economic benefits of our VIE; and

•	have an exclusive option to purchase all or part of the equity interests and assets in our VIE when and to the extent permitted by Thai law.

Because of these contractual arrangements, we are the primary beneficiary of our VIE and hence consolidate their financial results as our VIE under U.S. GAAP. For a detailed discussion of these contractual arrangements, see “Section 2. Contractual Arrangements with Digiwork (Thailand) Co., Ltd.

In the opinion of MVP International Law Office & Associates Co., Ltd, our Thai legal counsel, (i) the ownership structure of our VIE in Thailand does not result in any violation of Thai laws and regulations currently in effect; and (ii) the contractual arrangements between our subsidiary and VIE and their respective shareholders governed by Thai law will not result in any violation of Thai laws or regulations currently in effect. However, we have been advised by our Thai legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future Thai laws, regulations and rules; accordingly, the Thai regulatory authorities may take a view that is contrary to or otherwise different from the opinion of our Thai legal counsel. If our ownership structure, contractual arrangements and businesses of our VIE are found to be in violation of any existing or future Thai laws or regulations, or we fail to obtain the foresaid market entry clearance, or our VIE fail to obtain or maintain any of the required permits or approvals, the relevant Thai regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

•	revoking the business licenses and/or operating licenses of such entities;

•	shutting down our services or blocking our website, or discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our subsidiary and VIE;

•	imposing fines, confiscating the income from VIE, or imposing other requirements with which we or our VIE may not be able to comply;

•	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE; or

•	restricting or prohibiting our use of the proceeds of our offshore offerings to finance our business and operations in Thai.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our VIE that most significantly impact its economic performance, and/or our failure to receive the economic benefits from our VIE, we may not be able to consolidate such entities in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our VIE and its respective shareholders for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with our VIE and their respective shareholders to hold our business license in Thailand. For a description of these contractual arrangements, see “Section 2. Contractual Arrangements with Digiwork (Thailand) Co., Ltd.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. For example, our VIE and its respective shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIE and its respective shareholders of their obligations under the contracts to exercise control over our VIE. The shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our VIE. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of Thai law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the Thai legal system. Therefore, our contractual arrangements with our VIE may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our VIE or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If our VIE or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under Thai law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under Thai law. For example, if the respective shareholders of our VIE were to refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by Thai law and provide for the resolution of disputes through arbitration in Thailand. Accordingly, these contracts would be interpreted in accordance with Thai law and any disputes would be resolved in accordance with Thai legal procedures. The legal system in the Thailand is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the Thai legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under Thai law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under Thai law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in Thai courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our business may be negatively affected

The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Mr. Ratanaphon Wongnapachant, Ms. Chanikarn Lertchawalitanon and S-Mark Co., Ltd, are the shareholders of Digiwork, owning 57%, 3% and 40% equity interest, respectively, in Digiwork. Mr. Ratanaphon Wongnapachant is our chairman of board of directors and chief executive officer, Ms. Chanikarn Lertchawalitanon is our director. The shareholders of our VIE may have potential conflicts of interest with us. These shareholders may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between the respective shareholders of our VIE and our company. Each of Mr. Ratanaphon Wongnapachant and Ms. Chanikarn Lertchawalitanon is also a director of our company. We rely on Mr. Ratanaphon Wongnapachant and Ms. Chanikarn Lertchawalitanon to abide by the laws of the U.S. and Thai, which provide that directors owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. There is currently no specific and clear guidance under Thai laws that address any conflict between Thai laws and laws of U.S. in respect of any conflict relating to corporate governance. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the Thai tax authorities and they may determine that we or our Thai VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable Thai laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the Thai tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the Thai tax authorities determine that the contractual arrangements between our wholly-owned subsidiaries in Thailand, our VIE in Thailand, and their respective shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable Thai laws, rules and regulations, and adjust our VIE income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIE for Thai tax purposes, which could in turn increase their tax liabilities without reducing our subsidiaries’ tax expenses. In addition, the Thai tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our VIE that are material to the operation of our business if the entities go bankrupt or become subject to dissolution or liquidation proceedings.

As part of our contractual arrangements with our VIE, they hold certain assets that are material to the operation of our business. If our VIE goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIE may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If our VIE undergoes a voluntary or involuntary liquidation proceeding, the independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Doing Business in Thailand

Our business operation is headquartered in Thailand. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in Thailand generally and by continued economic growth in Thailand as a whole.

Thai economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign investment and allocation of resources. Thai government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Thai economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Uncertainties in the interpretation and enforcement of Thai laws and regulations could limit the legal protections available to you and us. We may be adversely affected by the complexity, uncertainties and changes in Thai regulations of IT businesses and companies.

Fund Reservation in Thailand

The reform government of Thailand may issue laws or regulations without the approval by parliament that might have a material adverse impact on our financial and business prospects. For example, in 2014, the reform government issued new laws and regulations pursuant to section 44 exemption of the Constitution which allowed the government to issue new laws without approval of the parliament.  The new law required all businesses in Thailand to have a reservation fund that equals to 30% of the entity’s annual net profits.  The change of law affected the whole business sector in terms of dividend contributions and discouraged foreign investments in Thailand.  Due to sharp criticism from the foreigner investors, the reform government withdrew the respective new laws and regulations and removed such reservation fund requirement.

Tax collection in Thailand

In 2016, the reform government issued the amnesty for tax law violations. However, the policy was subsequently changed in 180 degree and the government issued stricter tax collection policies covering all companies and their accounts in order to collect more revenues from the business sectors. The new policies impose punishment not only on accountants and auditors as before but also extended to company directors. The uncertain tax regulation and enforcement increases our compliance cost and poses risks of potential violation of tax laws in Thailand.

IT Laws in Thailand

The current IT laws in Thailand have been outdated and might not be able to effectively protect our IT related intellectual properties and licenses, and thus make them vulnerable to imitation and infringements. Although the reform government is now considering new laws and regulations that better protect intellectual properties in Thailand, it might take time for such rules and regulations to be implemented. Any possible infringement of our intellectual properties could have a material adverse effect on our business and financial results.

Natural disasters, epidemics, acts of terrorism and other destabilizing developments could harm our business, financial condition, and operating results.

Natural disasters, such as the October to November 2011 flooding in Thailand, could severely disrupt our operations. These events, over which we have little or no control, could cause a decrease in demand for our services, make it difficult or impossible for us to deliver products and services or require large expenditures to repair or replace our facilities. Potential outbreaks of infectious diseases in the countries in which we operate, including Thailand, such as the H1N1 influenza virus, severe acute respiratory syndrome (“SARS”) or bird flu could disrupt our operations and reduce demand for our products and services. In addition, increased international political instability, evidenced by the threat or occurrence of terrorist attacks, enhanced national security measures, conflicts in the Middle East and Asia, strained international relations arising from these conflicts and the related decline in consumer confidence and economic weakness, may hinder our ability to do business. Any escalation in these events or similar future events may disrupt our operations and the operations of our customers. These events have had, and may continue to have, an adverse impact on the Thailand and world economy in general, and customer confidence and spending in particular, which in turn could adversely affect our total revenues and operating results.

Risks Related to Our Common Stock

The market price for our common stock is highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results,
•	announcements of new services by us or our competitors,
•	changes in financial estimates by securities analysts,
•	conditions in the information technology services market,
•	changes in the economic performance or market valuations of other companies involved in the same industry,
•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,
•	additions or departures of key personnel,
•	potential litigation, or
•	conditions in the market.

In addition, the securities markets from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

We have not paid dividends or made other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to “penny stock” regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

If we fail to maintain effective internal controls over financial reporting, then the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors (the “Board”) and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that our Board considers relevant. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included as exhibits to this Current Report. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the company,” “us,” “we,” “our,” and similar terms refer to IWeb, Inc., a Nevada corporation. This discussion includes forward looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Current Report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

We are primarily a holding company that, through our wholly-owned subsidiary Enigma Technology International Corporation, a British Virgin Islands company, (“Enigma BVI”) and contractually controlled and managed company in Thailand, Digiwork (Thailand) Co., Ltd. (“Digiwork” or “VIE”), is a technology development and services provider specializing in coding service in various industries and markets. Digiwork enables enterprises to give invisible digital identities to media and objects that various computer devices can sense and recognize and to which they can react. Our coding technology provides the means to infuse persistent digital information, perceptible only to computers and digital devices, into all forms of media content. Our coding technology permits computers and digital devices including smartphones, tablets, industrial scanners and other computer interfaces to quickly identify relevant data from vast amounts of media content. We focus on four coding technologies:

•	Image coding technology,

•	Audio coding technology,

•	Web coding technology, and

•	Security coding technology

Due to Thailand legal restrictions on foreign ownership in particular, we, similar to all other entities with foreign-incorporated holding company structures operating in Thailand, currently conduct the coding business through Digiwork, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over Digiwork;

•	receive substantially all of the economic benefits of Digiwork; and

•	have an exclusive option to purchase all or part of the equity interests in Digiwork when and to the extent permitted by Thailand law.

Accordingly, we plan to continue operating our current business in Thailand through our VIE, Digiwork. Digiwork did not earn any revenue from  its inception on November 24, 2016 to December 31, 2016.  Our net loss for the period from November 24, 2016 (inception) to December 31, 2016 was $112,405.

In the first quarter of 2017, Digiwork signed two service contracts with two entities for coding services. Deposits of THB3.6 million have been received as of March 31, 2017 and the initial phase of the services has been completed as of May 15, 2017.

Digiwork was set up pursuant to a joint business agreement among its shareholders on August 4, 2016, as amended and restated on March 31, 2017 (“JBA”). Pursuant to the JBA, Digiwork is obligated to pay a total of $10,000,000 to a shareholder of Digiwork, namely Digiwork Co., Ltd. (“Digiwork Korea”, a 100% wholly owned subsidiary of a 40% shareholder of the Company). As the consideration for such payments, Digiwork Korea agrees to provide research and development services to Digiwork for a period of five years commencing from March 31, 2017.

Digiwork Korea also agrees to provide/grant Digiwork full and exclusive licenses of any new launches, developments, improvements and any other intellectual property rights developed by Digiwork Korea and the territories for such licenses are in Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar.

Digiwork was authorized by Digiwork Korea to be an official licensee and distributor of its technology exclusively in Thailand, Vietnam, Myanmar, Laos, Cambodia, United Arab Emirates and Qatar, and the authorization covers all four categories of Digiwork Korea’s coding technology: image, audio, web and security coding. This technology enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize, and to which they can react.

Enigma BVI’s Results of Operations

The following table sets forth key components of our results of operations for the period from November 24 (inception) to December 31, 2016:

2016
Revenues	$—
General and administrative expenses	(112,405)
Loss before income tax	(112,405)
Income tax	—
Net loss	$(112,405)

Revenue. We did not earn any revenue since our inception on November 24, 2016. We expect we will commence to earn revenue and incur related costs in 2017. In the first quarter of 2017, Digiwork signed two service contracts with two entities for coding services. Deposits of THB3.6 million have been received as of March 31, 2017 and the initial phase of the services has been completed as of May 15, 2017.

General and administrative expenses. Our general and administrative expenses for the period from November 24 (inception) to December 31, 2016 were $112,405, $75,931 of which was staff costs of our personnel in Thailand. We expect our general and administrative expenses to increase when we expand our operations in Thailand. Also, we will begin to incur R&D expenses on the R&D services to be provided by Digiwork Korea for a period of five years commencing from March 31, 2017.

Net loss. As a result of the above, we recorded a net loss of $112,405 for the period ended December 31, 2016.

Enigma BVI’s Liquidity and Capital Resources

December 31, 2016
Cash and cash equivalents	$586
Total current assets	100,586
Total assets	100,586
Total liabilities	69,299
Accumulated deficit	(112,405)
Total stockholders’ equity	$31,287

Going Concern Uncertainties

During the period from inception to December 31, 2016, we primarily relied upon the capital contributed by our shareholders and the advances from a director of Digiwork, who is also one of our major shareholders, to fund our operations. At December 31, 2016, we had an accumulated deficit of $112,405 and will require additional financing to fund short-term cash needs. Our continuation as a going concern is dependent upon improving our profitability, and we may have to rely on additional debt financing, loans from existing directors and shareholders and private placements of capital stock for additional funding. However, we cannot assure you that we will be able to obtain short-term financing, or that sources of such financing, if any, will continue to be available, and if available, that they will be on terms favorable to us.

The following table provides detailed information about our net cash flow for the period from November 24, 2016 (inception) through December 31, 2016 presented in this report:

For the period from November 24, 2016 (inception)through December 31, 2016

Net cash used in operating activities	(212,405)
Net cash provided by financing activities	210,662
Effect of exchange rate changes on cash	2,329
Net increase in cash, and cash at bank at the end of period	$586

Operating Activities

Net cash used in operating activities was $212,405 for the period ended December 31, 2016, which was mainly due to our net loss of $112,405 and prepayments for R&D of $100,000.

Investing Activities

We did not generate or use any cash for investing activities for the period ended December 31, 2016.

Financing Activities

Net cash provided by financing for the period ended December 31, 2016 was $210,662, $141,363 of which was proceeds from issuances of common shares and $69,299 of which was advances from a director and shareholder.

Contractual Commitments and Obligations

We had the following contractual obligations and commercial commitments as of December 31, 2016:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	$	$	$	$	$
Advance from a director	69,299	69,299	-	-	-
R&D	9,900,000	9,900,000	-	-	-
TOTAL	9,969,299	9,969,299	-	-	-

Digiwork was set up pursuant to a joint business agreement among its shareholders (“JBA”) on August 4, 2016 and as amended and restated on March 31, 2017. Pursuant to the JBA, Digiwork is obligated to pay a total of $10,000,000 to Digiwork Korea, a 100% wholly owned subsidiary of a 40% shareholder of Digiwork. As the consideration for such payments, Digiwork Korea agrees to provide research and development services to Digiwork for a period of five years commencing from March 31, 2017. As of December 31, 2016, an amount of $100,000 had been paid to Digiwork Korea.

After December 31, 2016, we have entered into a lease for office space located in Din Daeng Sub-District, Din Daeng District, Bangkok, Thailand for the period from February 21, 2017 to February 20, 2020. The office space lease amounts total Thai baht 127,120 ($3,564) per month.

Capital Expenditures

We did not incur any capital expenditures for the period from November 24, 2016 (inception) to December 31, 2016.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Basis of Presentation

The financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of the accompanying financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

VIE Consolidation

Digiwork (Thailand) Co., Ltd. is wholly owned by Mr. Ratanaphon Wongnapachant, Ms. Chanikarn Lertchawalitanon and S-Mark Co. Ltd. (a KOSDAQ-listed corporation) as nominee shareholders. For the consolidated VIE, management made evaluations of the relationships between Enigma BVI and the VIE and the economic benefit flow of contractual arrangements with the VIE. In connection with such evaluation, management also took into account the fact that, as a result of such contractual arrangements, Enigma BVI controls the shareholders’ voting interests in the VIE. As a result of such evaluation, management concluded that Enigma BVI is the primary beneficiary of its VIE.

Owing to the Thailand legal restrictions on foreign ownership, we currently conduct the coding business in Thailand through Digiwork, which we effectively control through a series of contractual arrangements. We consolidate in our financial statements the VIE of which we are the primary beneficiary.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ‘‘Revenue from Contracts with Customers (Topic 606).’’ This guidance supersedes current guidance on revenue recognition in Topic 605, ‘‘Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU No.2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. We will apply the new revenue standard beginning January 1, 2018, and will not early adopt. We are currently in the process of analyzing our revenue streams in accordance with the new revenue standard to determine the impact on our consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. Additionally, the new guidance may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. We do not expect this standard to have a material impact on our consolidated financial statements.

On January 5, 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. This amendment requires all equity investments to be measured at fair value, with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We do not expect this standard to have a material impact on our consolidated financial statements.

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases. ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In addition, this standard requires both lessees and lessors to disclose certain key information about lease transactions. ASU 2016-02 is effective for public companies for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. We do not expect this standard to have a material impact on our consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We do not expect this standard to have a material impact on our consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments, which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We do not expect this standard to have a material impact on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. We do not expect this standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. We do not expect this standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, “Simplifying the Test for Goodwill Impairment.” The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation.  A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not expect this standard to have a material impact on our consolidated financial statements.

Properties

Our executive offices and our consolidated entity are located at RS Tower Building, 8th Floor, Address No. 121/34, with approximate area of 363.20 square meters, located on Ratchadaphisek Road, Din Daeng Sub-District, Din Daeng District, Bangkok, Thailand.  We lease our facilities pursuant to a lease agreement that will expire on February 20, 2020. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

Changes in Control

There are no such arrangements known to the registrant other than the transactions described herein.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position	Served From
Ratanaphon Wongnapachant	36	Chief Executive Officer, Chairman and Director	May, 2017
Wai Hok Fung	41	President and Director	December, 2016
Bodin Kasemset	42	Director	May, 2017
Cheng Kim Sing	42	Chief Financial Officer, Treasurer and Secretary	December, 2016

Director and Executive Officer Qualifications

Ratanaphon Wongnapachant was appointed on May 15, 2017 as a director and the Chairman of the Board, and as the Company’s Chief Executive Officer. Mr. Wongnapachant has served as the chief executive officer of Digiwork (Thailand) Co., Ltd. since 2016, and as the managing director of SWA. Capital Co. Ltd. since 2014. He was previously the executive director of PAE (Thailand) PLC, an engineering and construction company, from 2010 to 2014, and as its managing director from 2011 to 2014. Mr. Wongnapachant received his bachelor’s degree in marketing research from Seattle University in 2005 and his Executive MBA from the SASIN Graduate Institute of Business Administration of Chulalongkorn University in Bangkok, Thailand, in 2016. The Board believes that Mr. Wongnapachant’s experience leading Digiwork (Thailand) Co., Ltd. and other enterprises as a performance executive will benefit the Company and make him a valuable member of the Board and the Company’s management team. Mr. Wongnapachant was appointed as a member of the Board as a condition of the consummation of the Share Exchange Agreement and the transactions and documents contemplated thereby.

Wai Hok Fong has served as a director of the Company since December, 2016. Mr. Wai also currently serves as a director of SGOCO Group Ltd. (NASDAQ: SGOC), focusing on display and computer products and energy saving products and services. Mr. Wai has also served as a director of Wahfong Industrial Development Co., Ltd., a manufacturing company located in the PRC producing women’s clothing, since 2002, and as a director of Hebort International Limited, an exporter and wholesaler of wine, cigarettes and other products, since 2006. Mr. Wai provides consulting services from time to time to companies exploring mining and energy projects internationally. Mr. Wai received his high school certificate from the Jockey Club TI-I College in Hong Kong in 1996, his Diploma of Account and Finance from the Sydney Institute of Business and Technology in 1998, and his Bachelor of Account and Finance from Macquarie University in Sydney, Australia, in 2002.

Dr. Bodin Kasemset was appointed on May 15, 2017, as a director of the Board and has served as an innovation director with NXP Manufacturing Thailand Co. Ltd., Thailand since August 2011.  He received his bachelor’s degree in engineering from Chulalongkorn University in Bangkok, Thailand, in 1997, his Master of Sciences degree from Technische Universitaet Hamburg-Harburg, in 2001, his Doktor-Ingenieur (Microsystems Technology) degree from Technische Universitaet Hamburg-Harburg, in 2009, and his Executive MBA from the SASIN Graduate Institute of Business Administration of Chulalongkorn University, in Bangkok, Thailand, in 2016. The Board believes that Dr. Kasemset’s extensive technical expertise and knowledge will benefit the Company’s develop and operations and make him a valuable member of the Board. Dr. Kasemset was appointed as a member of the Board as a condition of the consummation of the Share Exchange Agreement and the transactions and documents contemplated thereby.

Cheng Kim Sing has served as the Company’s Chief Financial Officer, Treasurer and Secretary since December, 2016, and previously served as a director on the Board. Mr. Cheng previously served as the Finance Manager of Good View Fruits Co. Ltd., a fruit manufacturer, distributor and retailer based predominantly in Hong Kong, from December, 2008 to July, 2016. He served as the Assistant Manager of Wofoo Plastics Ltd., a plastic manufacturing company located in Hong Kong, from April, 2007 to September, 2008. Mr. Cheng has received and holds a number of degrees and certifications, including but not limited to his Master of Professional Accounting degree from Hong Kong Polytechnic University in 2003, his Master of Accountancy degree from Jinan University in China in 2004, his Master of Business Administration degree from Hong Kong Baptist University in 2006 and his Master of Laws degree from Renmin University of China in 2010. Mr. Cheng is also a certified public accountant in the PRC and Hong Kong, a certified information systems auditor, a certified internal auditor and a certified fraud examiner in the USA.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Name and Principal Position	Year	Salary	Stock Awards	All Other Compensation	Total
Ratanaphon Wongnapachant, Chief Executive Officer, Chairman and Director (1)	2016	$56,545	$0	$0	$0
Wai Hok Fung, President and Director	2016	$0	$0	$0	$0
Cheng Kim Sing, Chief Financial Officer, Treasurer and Secretary	2016	$0	$0	$0	$0

(1)	On May 15, 2017, we acquired Enigma BVI in a reverse acquisition transaction that was structured as a share exchange. The annual, long term and other compensation shown in this table include the amounts that these officers received from Enigma BVI and/or its VIE prior to the consummation of the reverse acquisition.

Compensation of Directors

Since our inception, no compensation has been paid to our directors.

Employment Contracts

As of the date of this Current Report, we have no employment agreements with our directors or executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Wai Hok Fung, our President, former Chief Executive Officer, director and shareholder, has loaned to the Company an aggregate amount of $27,680 as of March 31, 2017, which such loans are interest free, unsecured and payable on demand.

LEGAL PROCEEDINGS

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not currently a party to any material legal proceedings, and to our knowledge none is threatened. There can be no assurance that future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on our financial position, results of operations or cash flows.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 15, 2017, in accordance with the terms of the Share Exchange Agreement, the Company sold and issued 63,000,000 shares of common stock to the stockholders of Enigma BVI in exchange for all of their shares of Enigma BVI. All shares of the Company were privately issued with a restrictive legend in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

In connection with each of these isolated issuances of our securities, we believe that each purchaser (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition and (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer. We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Sections 3(b) and 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

DESCRIPTION OF SECURITIES

Description of Common Stock

We are authorized to issue 75,000,000 shares of common stock, par value $0.0001, of which 12,000,000 were issued and outstanding as of May 14, 2017. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (i) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as may be declared by the Board out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities

Holders

We have 8 stockholders of record as of May 14, 2017.

Dividends

The holders of our common stock are entitled to receive pro rata such dividends as our Board, from time to time, may declare out of funds legally available therefor. The current policy of the Board is to retain earnings, if any, for operations and growth.

Transfer Agent

Our independent stock transfer agent is Action Stock Transfer. Their mailing address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, and their phone number is (801) 274-1088.

Market Information

Our common stock has cleared for quotation on the OTCQB marketplace using the symbol “IWBB” since March 1, 2016. As of the date of this report, there has not been any trading activity in our common stock.

Our shares of common stock are subject to Section 15(g) and Rule 15g-9 of the Securities and Exchange Act, commonly referred to as the “penny stock” rule. The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors must make a special suitability determination for the purchase of the security. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors. The rules require the broker-dealer to receive the purchaser’s written consent to the transaction prior to the purchase and require the broker-dealer to deliver a risk disclosure document relating to the penny stock prior to the first transaction. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent to customers disclosing recent price information for the penny stocks.

Dividend Policy

The Company has never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board, which has complete discretion on whether to pay dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As a result of the Share Exchange, the following tables set forth the beneficial ownership of our outstanding common stock by our management and each person or group known by us to own beneficially more than 5% of our voting stock as of the date of this Current Report. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 75,000,000 shares of common stock outstanding as of May 15, 2017. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o IWeb, Inc., at 121/34, RS Tower, 8th Floor, Ratchadaphisek Road, Din Daeng Sub-district, Din Daeng District, Bangkok, Thailand.

Name of beneficial owner	Number of shares beneficially owned	Percent of class
Wai Hok Fung, President and Director	10,500,000	14.0%
Ratanaphon Wongnapachant, President, Chief Executive Officer and Director	35,910,000	47.9%
Cheng Kim Sing, Chief Financial Officer, Secretary, Treasurer	-	-
Directors and executive officers as a group (3 people)	46,410,000	61.9%
S-Mark Co. Ltd.	25,200,000	33.6%

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

As previously disclosed, on April 24, 2017, our board of directors approved the dismissal of KLJ & Associates, LLP (“KLJ”) as our independent registered public accounting firm, and approved the appointment and engagement of Centurion ZD CPA Limited (“CZD”) as our independent registered public accounting firm, effectively immediately.

See our current report on Form 8-K filed on April 28, 2017 for more information.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2017, the Company’s Board received letters of resignation from Wai Lung Yee and Cheng Kim Sing from their positions as directors of the Company, effective immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement.  Ms. Wai and Mr. Cheng each indicated that she or he was resigning for personal reasons, and not due to a disagreement with the Company or the Board. Mr. Cheng has not resigned his positions as the Company’s Chief Financial Officer, Treasurer and Secretary, and shall continue to serve the Company in such positions. The Company also received the resignation of Wai Hok Fung from his positions as Chairman of the Board and Chief Executive Officer of the Company on May 14, 2017, effective immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement. Mr. Wai will continue to serve as a director of the Board and the President of the Company.

On May 14, 2017, the Board appointed Dr. Bodin Kasemset as a member of the Board, effective immediately following the consummation of the transactions contemplated by the Share Exchange Agreement, to serve until his successor has been duly elected and qualified.  Since August 2011, Dr. Kasemset has served as an innovation director with NXP Manufacturing Thailand Co. Ltd., Thailand.  He received his bachelor’s degree in engineering from Chulalongkorn University in Bangkok, Thailand, in 1997, his Master of Sciences degree from Technische Universitaet Hamburg-Harburg, in 2001, his Doktor-Ingenieur (Microsystems Technology) degree from Technische Universitaet Hamburg-Harburg, in 2009, and his Executive MBA from the SASIN Graduate Institute of Business Administration of Chulalongkorn University, in Bangkok, Thailand, in 2016. The Board believes that Dr. Kasemset’s extensive technical expertise and knowledge will benefit the Company’s develop and operations and make him a valuable member of the Board.

Also on May 14, 2017 the Board appointed Ratanaphon Wongnapachant as a member and Chairman of the Board and as the Company’s Chief Executive Officer, effective immediately following the consummation of the transactions contemplated by the Share Exchange Agreement, to serve until his successor has been duly elected and qualified. Mr. Wongnapachant has served as the chief executive officer of Digiwork (Thailand) Co., Ltd. since 2016, and as the managing director of SWA. Capital Co. Ltd. since 2014. He was previously the executive director of PAE (Thailand) PLC, an engineering and construction company, from 2010 to 2014, and as its managing director from 2011 to 2014. Mr. Wongnapachant received his bachelor’s degree in marketing research from Seattle University in 2005 and his Executive MBA from the SASIN Graduate Institute of Business Administration of Chulalongkorn University in Bangkok, Thailand, in 2016. The Board believes that Mr. Wongnapachant’s experience leading Digiwork (Thailand) Co., Ltd. and other enterprises as a performance executive will benefit the Company and make him a valuable member of the Board and the Company’s management team.

Each of Dr. Kasemset and Mr. Wongnapachant were appointed as members of the Board as a condition of the consummation of the Share Exchange Agreement and the transactions and documents contemplated thereby.  In addition, there are no family relationships between Dr. Kasemset, Mr. Wongnapachant and any director or executive officer of the Company.

Based on its investigation, the Board determined that Dr. Kasemset is an “independent director” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rule 5605(a)(2).  The Board also determined that, based on its review, Dr. Kasemset qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

ITEM 5.04 CORPORATE GOVERNANCE

Directors and Executive Officers

Our directors and executive officers and their respective ages, positions, term of office and biographical information are set forth below. Our bylaws require at least two directors to serve for a term of one year or until they are replaced by a qualified director. Our executive officers are chosen by our board of directors and serve at its discretion. There are no existing family relationships between or among any of our executive officers or directors.

Name	Age	Position	Served From
Ratanaphon Wongnapachant	36	Chief Executive Officer, Chairman and Director	May, 2017
Wai Hok Fung	40	President and Director	December, 2016
Bodin Kasemset	42	Director	May, 2017

Meetings and Committees of the Board of Directors

IWeb did not hold formal meetings of the Board during the year ended December 31, 2016. IWeb is a small reporting company with a minimal number of directors and officers who have active roles in our operations. As a result, we do not have a standing compensation or nominating committee, nor do we have an audit committee with an audit committee financial expert serving on that committee. Our entire Board acts as our compensation, nominating, and audit committee. As the Company grows we anticipate that the Board will form separate compensation and audit committees, with the audit committee including an audit committee financial expert.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our Company’s assessment of risks. Our Board is apprised of material risks by management and the Board evaluates how these risks interrelate, how they affect the Company, and how management addresses those risks. The Board focuses on the most significant risks facing our Company and our Company’s general risk management strategy. While the Board oversees our Company, the management of the Company and Digiwork are responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members, as well as a particular nominee’s contributions to that mix. Although there are many other factors, the Board seeks individuals with industry knowledge and experience, senior executive business experience, and legal and accounting skills.

Board Independence

At the Closing Date, two of the Company’s current Directors are not independent under the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934. This rule defines persons as “independent” who are neither officers nor employees of the company and have no relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Code of Ethics

Since Enigma BVI has a small number of persons serving as directors and executive officers, we have not adopted a code of ethics for our principal executive and financial officers. Our Board will revisit this issue in the future to determine if, and when, adoption of a code of ethics is appropriate. In the meantime, our management intends to promote honest and ethical conduct, full and fair disclosure in our reports to the SEC, and comply with applicable governmental laws and regulations.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself or herself in good faith, and must reasonably believe that his or her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he or she has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws do not eliminate or limit the liability of a director for: (i) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of NRS 78.300.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Enigma BVI’s audited financial statements for the period from November 24, 2016 (inception) to December 31, 2016 are attached to this Current Report as Exhibit 99.1.

(b)	Pro Forma Financial Information.

Enigma BVI’s unaudited pro forma condensed combined financial statements for the period from November 24, 2016 (inception) to December 31, 2016 are attached to this Current Report as Exhibit 99.2.

(d)	Exhibits.

Exhibit
No.	Description
2.1	Share Exchange Agreement between IWeb, Inc. and Enigma Technology International Corporation, dated May 15, 2017.*
3.1	Articles of Incorporation of IWeb, Inc., by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed the SEC on July 24, 2015 (Reg. No. 333-205835).
3.2	Bylaws of IWeb, Inc., incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed the SEC on July 24, 2015 (Reg. No. 333-205835), as amended by Amendment to Bylaws, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 9, 2017.
10.1	Repurchase Agreement between IWeb, Inc. and Wai Hok Fung, dated May 14, 2017.*
10.2	Exclusive Technology Consulting and Service Agreement between Enigma Technology International Corporation and Digiwork (Thailand) Co., Ltd., dated May 15, 2017.*
10.3	Equity Pledge Agreements by and among Enigma Technology International Corporation, S-Mark Co., Ltd. and DigiWork (Thailand) Co., Ltd., dated May 15, 2017*
10.4	Equity Pledge Agreements by and among Enigma Technology International Corporation, Ratanaphon Wongnapachant and Digiwork (Thailand) Co., Ltd., dated May 15, 2017*
10.5	Equity Pledge Agreements by and among Enigma Technology International Corporation, Chanikarn Lertchawalitanon and Digiwork (Thailand) Co., Ltd., dated May 15, 2017*
10.6	Power of Attorney by Ratanaphon Wongnapachant dated May 15, 2017*
10.7	Power of Attorney by Chanikarn Lertchawalitanon dated May 15, 2017*
10.8	Power of Attorney by Chanikarn Lertchawalitanon dated May 15, 2017*
10.9	Exclusive Purchase Option Agreement by and among Enigma Technology International Corporation, S-Mark Co., Ltd., Ratanaphon Wongnapachant, Chanikarn Lertchawalitanon and Digiwork (Thailand) Co., Ltd., dated May 15, 2017*
99.1	Enigma BVI audited financial statements for the period from November 24, 2016 (inception) to December 31, 2016.*
99.2	IWeb, Inc. unaudited pro forma condensed, combined financial statements for the period from November 24, 2016 (inception) to December 31, 2016.*
99.3	Opinion Letter of MVP International Law Office & Associates Co., Ltd., dated May 15, 2017.*

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017		IWEB, Inc.

	By:	/s/ Wai Hok Fung
Wai Hok Fung
President and Director